EXHIBIT (a)(1)(F)

GUIDELINES FOR CERTIFICATION OF  TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9

Guidelines for Determining the Proper Identification Number for the Payee (You) to Give the Payer. Social Security numbers have nine digits separated by two hyphens: i.e. 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e. 00-0000000. The table below will help determine the number to give the payer. All “Section” references are to the Internal Revenue Code of 1986, as amended. “IRS” is the Internal Revenue Service.

For this type of account:	Give the SOCIAL SECURITY NUMBER of:

1. Individual	The individual
2. Two or more individuals (joint account)	The actual owner of the account or, if combined funds, the first individual on the account(1)
3. Custodian account of a minor (Uniform Gift to Minors Act)	The minor(2)
4. a. The usual revocable savings trust (grantor is also trustee)	The grantor-trustee(1)
b. So-called trust account that is not a legal or valid trust under state law	The actual owner(1)
5. Sole proprietorship	The owner(3)

For this type of account:	Give the EMPLOYER IDENTIFICATION NUMBER of:

6. Sole proprietorship	The owner(3)
7. A valid trust, estate, or pension trust	The legal entity(4)
8. Corporate	The corporation
9. Association, club, religious, charitable, educational or other tax-exempt organization account	The organization
10. Partnership	The partnership
11. A broker or registered nominee	The broker or nominee
12. Account with the Department of Agriculture in the name of a public entity (such as a state or local government, school district or prison) that receives agriculture program payments	The public entity

(1)	List first and circle the name of the person whose number you furnish. If only one person on a joint account has a social security number, that person’s number must be furnished.
(2)	Circle the minor’s name and furnish the minor’s social security number.
(3)
You must show your individual name, but you may also enter your business or “doing business as” name. You may use either your social security number or your employer identification number (if you have one). Using the employer identification number may, however, result in unnecessary notices to the requester of the Form W-9 or substitute Form W-9.

(4)
List first and circle the name of the legal trust, estate, or pension trust. (Do not furnish the taxpayer identification number of the personal representative or trustee unless the legal entity itself is not designated in the account title.)

NOTE:	If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
NUMBER ON SUBSTITUTE FORM W-9

Resident Aliens
If you are a resident alien and you do not have and are not eligible to get a Social Security number, your taxpayer identification number is your IRS individual taxpayer identification number (“ITIN”). Enter it on the portion of the Form W-9 or substitute Form W-9 where the Social Security number would be entered. If you do not have an ITIN, see “Obtaining a Number” below.

Name
If you are an individual, you must generally provide the name shown on your social security card. However, if you have changed your last name, for instance, due to marriage, without informing the Social Security Administration of the name change, please enter your first name, the last name shown on your social security card, and your new last name.

Obtaining a Number
If you do not have a taxpayer identification number (“TIN”), either because you are an individual and you do not have a social security number, or you are an entity, and you do not have an employee identification number, apply for one immediately. To apply for a Social Security number, obtain Form SS-5, Application for a Social Security Card, from your local office of the Social Security Administration. To apply for an EIN, obtain Form SS-4, Application for Employer Identification Number, from the Internal Revenue Service (the “IRS”) by calling 1-800-829-3676 or visiting the IRS’s Internet web site at www.irs.gov. Resident aliens who are not eligible to get a Social Security number and need an ITIN should obtain Form W-7, Application for Individual Taxpayer Identification Number, from the IRS by calling 1-800-829-3676 or visiting the IRS’s Internet web site at www.irs.gov. If you do not have a TIN, write “Applied For” in the space for the TIN, sign and date the form, and give it to the payer. For interest and dividend payments and certain payments made with respect to readily tradable instruments, you will generally have 60 days to get a TIN and give it to the payer before you are subject to backup withholding on payments. Other payments are subject to backup withholding without regard to the 60-day rule until you provide your TIN. NOTE: WRITING “APPLIED FOR” MEANS THAT YOU HAVE ALREADY APPLIED FOR A TIN OR THAT YOU INTEND TO APPLY FOR ONE SOON.

Certification
For interest, dividends and broker transactions, you must sign the certification or backup withholding will apply. If you are subject to backup withholding and you are merely providing your correct TIN to a payer, you must cross out item 2 in Part 3 before signing the Form.

Payees Exempt From Backup Withholding
Payees specifically exempted from withholding include:
•
An organization exempt from tax under section 501(a), an individual retirement account (IRA), or a custodial account under Section 403(b)(7), if the account satisfies the requirements of Section 401(f)(2).

•
The United States or a state thereof, the District of Columbia, a possession of the United States, or a political subdivision or wholly owned agency or instrumentality of any one or more of the foregoing.

•	An international organization or any agency or instrumentality thereof.
•	A foreign government and any political subdivision, agency or instrumentality thereof.
Payees that may be exempt from backup withholding include:
•	A corporation.
•	A financial institution.
•	A dealer in securities or commodities required to register in the United States, the District of Columbia, or a possession of the United States.
•	A real estate investment trust.
•	A common trust fund operated by a bank under Section 584(a).
•	An entity registered at all times during the tax year under the Investment Company Act of 1940.
•	A middleman known in the investment community as a nominee or a custodian.
•	A futures commission merchant registered with the Commodity Futures Trading Commission.
•	A foreign central bank of issue.
•	A trust exempt from tax under Section 664 or described in Section 4947.
Payments of dividends and patronage dividends generally exempt from backup withholding include:
•	Payments to nonresident aliens subject to withholding under Section 1441.
•	Payments to partnerships not engaged in a trade or business in the United States and that have at least one nonresident alien partner.
•	Payments of patronage dividends not paid in money.
•	Payments made by certain foreign organizations.
•	Section 404(k) payments made by an ESOP.
Payments of interest generally exempt from backup withholding include:
•
Payments of interest on obligations issued by individuals. Note: You may be subject to backup withholding if this interest is $600 or more and you have not provided your correct taxpayer identification number to the payer.

•	Payments of tax-exempt interest (including exempt-interest dividends under Section 852).
•	Payments described in section 6049(b)(5) to non-resident aliens.
•	Payments on tax-free covenant bonds under section 1451.
•	Payments made by certain foreign organizations.
•	Mortgage or student loan interest paid to you.

Certain payments, other than payments of interest, dividends, and patronage dividends, that are exempt from information reporting are also exempt from backup withholding. For details, see sections 6041, 6041A, 6042, 6044, 6045, 6049, 6050A and 6050N.

EXEMPT PAYEES DESCRIBED ABOVE MUST FILE FORM W-9 OR A SUBSTITUTE FORM W-9 TO AVOID POSSIBLE ERRONEOUS BACKUP WITHHOLDING. FILE THIS FORM WITH THE PAYER. FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE “EXEMPT” IN PART 1 OF THE FORM, AND RETURN TO THE PAYER IF THE PAYMENTS ARE OF INTEREST, DIVIDENDS, OR PATRONAGE DIVIDENDS. ALSO SIGN AND DATE THE FORM. FOREIGN PAYEES WHO ARE NOT SUBJECT TO BACKUP WITHHOLDING SHOULD COMPLETE AN APPRORIATE FORM W-8 AND RETURN IT TO THE PAYER.

Privacy Act Notice. Section 6109 requires you to provide your correct tax-payer identification number to payers, who must report the payments to the IRS. The IRS uses the number for identification purposes and may also provide this information to various government agencies for tax enforcement or litigation purposes. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 30% of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

Penalties
(1)  Failure to Furnish Taxpayer Identification Number. If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2)  Civil Penalty for False Information With Respect to Withholding. If you make a false statement with no reasonable basis that results in no backup withholding, you are subject to a $500 penalty.

(3)  Criminal Penalty for Falsifying Information. Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.